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							EXHIBIT 4.3


		     COCA-COLA ENTERPRISES INC.
		    DIRECTORS STOCK OPTION PLAN


   Section 1.  Purpose

	The purpose of the Directors Stock Option Plan (the "Plan") is to advance the interests of Coca-Cola Enterprises Inc. (the "Company") and its share owners by encouraging and enabling the acquisition of a financial interest in the Company by nonemployee members of the Board of Directors of the Company ("Directors").

   Section 2.  Administration

	The Plan shall be administered by the Committee on Directors (the "Committee") appointed by the Board of Directors of the Company (the "Board") from among its members. The Committee may, subject to the provisions of the Plan, establish such rules and regulations for the proper administration of the Plan, may make interpretations and take other action in relation to the Plan as it deems necessary or advisable. Each interpretation or other action made or taken pursuant to the Plan shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, the Committee, the Board, the affected optionees, and their respective successors in interest.

	In addition to such other rights of indemnification as they have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys' fees) incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act in connection with the Plan or any options granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Certificate of Incorporation or Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he, she or they reasonably believed to be in or not opposed to the best interest of the Company.

   Section 3.  Stock

	The Stock to be issued under the Plan shall be made available from shares of the Company's common stock, par value



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   of  $1.00  per share,  ("Stock") held  by  the Company  in its treasury. Stock received in payment upon the exercise of an option may not be the subject of a subsequent option.

   Section 4.  Awards of Options


	(a) Eligibility. Options may be granted under this Plan to nonemployee Directors.


	(b)  Grants of Options.   The  Committee shall  determine
   the nonemployee Directors to whom and the times at which options will be granted, the number of shares subject to each option, and the terms of each option.

	(c) Option Price. The option price shall be 100% or more of the fair market value of Stock on the date of grant. The fair market value of Stock shall be computed on the basis of the average of the high and low market prices at which a share of Stock shall have been sold on the date for which the valuation is made, or on the next preceding trading day if such date was not a trading day, as reported on the New York Stock Exchange Composite Transactions listing, or as otherwise determined by the Committee.

	(d) Terms and Conditions. The Committee may require that options not become vested and exercisable except upon the attainment of requisite increases in the fair market value of the Stock on the date of grant, which requisite increases shall be established by the Committee prior to the date of grant. Options may contain such other terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate.

	(e) Duration of Options. Vested options may be exercised any time during the 10-year period following date of grant, so long as the optionee remains on the Board as a nonemployee Director. However, if the optionee leaves the Board on account of:

	     (i) mandatory retirement age or disability, there will be a three-year period (or 10 years from the date of grant, if sooner) to exercise vested options and options which vest during that period;

	     (ii) death, there will be a one-year period (or 10 years from the date of grant, if sooner) to exercise vested options and options which vest during that period; or

	     (iii) any other reason, there will be a one-year period (or 10 years from the date of grant, if sooner) to

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   exercise  vested options,  but any options  not vested  at the time the optionee leaves the Board will be forfeited.

	(f) Payment. The option price shall be paid in full at the time of exercise. No shares shall be issued until full payment has been received therefor. Payment may be made in cash or, with the prior approval of and upon the conditions established by the Committee, by other means, including delivery of shares of Stock owned by the optionee.

   Section 5.  Replacement

	The Committee from time to time may permit an optionee under the Plan to surrender for cancellation any unexercised outstanding stock option or stock appreciation rights of the Company and receive in exchange from the Company either shares of Stock, an option for such number of shares of Stock, or both, in amounts and with features as designated by the Committee.

   Section 6.  Extension of the Terms of Options

	The Committee may extend the duration of any option for a period not to exceed one year without changing the option price and on such other terms and conditions as the Committee may deem advisable.

   Section 7.  Nontransferability of Options

	No option granted pursuant to the Plan shall be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order as defined by the Internal Revenue Code of 1986, as amended, unless otherwise determined by the Committee. Certificates representing the shares of Stock issued upon exercise of an option shall be issued only in the name of the optionee or in the name of such optionee's duly authorized representative. With the exception of any option transferred pursuant to a qualified domestic relations order, any such option shall be exercisable only by the designated transferee personally or the designated transferee's legal representative.

   Section 8.  No Rights as a Share Owner

	The  holder  of  an  option  that  has  been  transferred
   pursuant to Section 7 shall have no right as a share owner with respect to any Stock covered by an option or receivable upon the exercise of an option until the optionee or transferee shall have become the holder of record of such Stock. No adjustments shall be made for dividends in cash or other property (except for share dividends) or other distributions or rights in respect of such Stock for which the

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   record date  is prior  to the date  on which  the optionee  or transferee shall have in fact become the holder of record of the share of Stock acquired pursuant to an option.

   Section 9.  Adjustment in  the Number of Shares and  in Option
   Price

	In the event there is any change in the shares of Stock through the declaration of stock dividends or stock splits or through recapitalization or merger, share exchange, consolidation, combination of shares or otherwise, the Committee or the Board shall make such adjustment, if any, as it may deem appropriate in the number of shares of Stock available for options, as well as the number of shares of Stock subject to any outstanding options and the option price thereof. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to any option without payment therefor.

   Section 10.  Amendments, Modification and Termination of the
		Plan

	The Board or the Committee may terminate the Plan in whole or in part, may suspend the Plan in whole or in part from time to time, and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to qualify the options under the laws of various states (including tax laws) or to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any options granted thereunder.

   Section 11.  Governing Law

	The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia and construed in accordance therewith.

















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